Exhibit 10.3

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”), dated as of July 29, 2014 (the “Effective Date”), is by and between HydroPhi Technologies Group, Inc., a Florida corporation (the “Company”), and 31 Group, LLC (“Holder”).  Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as defined below).

R E C I T A L S

A.

On April 25, 2014, the Company entered into that certain Securities Purchase Agreement, by and between the Company and the Holder (the “Securities Purchase Agreement”), pursuant to which, among other things, (i) the Company sold  to the Holder  a convertible note, in the aggregate original principal amount of $924,000, of which $624,000 of aggregate principal remains outstanding as of the date hereof (the “Initial Note”), (ii) obtained a commitment from the Holder to purchase an additional convertible note in the aggregate original principal amount of $1,040,000 (the “Additional Note”, and together with any other Additional Note that may be issued from time to time in accordance herewith or any Transaction Documents after giving effect to this Agreement, the “Additional Notes”), which Notes are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes and (iii) issued to the Holder a warrant to purchase Common Stock (the “Warrant”).

B.

The Company and the Holder desire to waive (i) certain provisions of the Securities Purchase Agreement in connection with the Additional Closing and (ii) certain provisions of the Additional Note to be issued at the Additional Closing.

A G R E E M E N T

1.

Waivers.

1.1

Effective as of the date hereof, (a) the Company hereby waives the Company’s right to require the Holder’s to acquire more than $728,000 in aggregate principal amount of Additional Notes pursuant to the Securities Purchase Agreement, (b) the Holder hereby waives its right to acquire more than $728,000 in aggregate principal amount of Additional Notes pursuant to the Securities Purchase Agreement, (c) the parties agree that the purchase of such $728,000 in aggregate principal amount of Additional Notes shall be consummated in two closings (each, an “Additional Closing”) consisting of (x) the sale by the Company, and the purchase by the Holder, at an Additional Closing to occur on the date hereof, of $104,000 in aggregate principal amount of an Additional Note for an aggregate purchase price of $100,000 and (y) the sale by the Company, and the purchase by the Holder, at an Additional Closing to occur no later than the tenth (10th) Trading Day after the date hereof, of $624,000 in aggregate principal amount of an Additional Note for an aggregate purchase price of $600,000, and (d) the Transaction Documents shall be deemed waived as of the date hereof to permit and effect such Additional Closings as described in this Section 1.1, mutatis mutandis.

1.2

Effective during the period commencing on the initial Additional Closing Date and ending 120 calendar days after the initial Additional Closing Date, the Holder hereby waives the requirement for the Company to pay more than 100% of the Conversion Amount of the Additional Notes to effect a Company Optional Redemption under Section 9 of the Additional Notes.

2.

Ratifications.  Except as otherwise expressly provided in Section 1, the Transaction Document are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

3.

Covenants.

3.1

Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Agreement (including all attachments, the “8-K Filing”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

4.

Miscellaneous.

4.1

Miscellaneous Provisions.  Section 12 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HYDROPHI TECHNOLOGIES GROUP, INC.

By:
Name:
Title:

[Waiver Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

31 GROUP, LLC

By:
Name:
Title:

[Waiver Agreement]